American High-Income Trust
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$593,936
Class B	$52,530
Class C	$56,047
Class F	$54,509
Total	$757,022
Class 529-A	$5,972
Class 529-B	$1,102
Class 529-C	$2,402
Class 529-E	$338
Class 529-F	$260
Class R-1	$474
Class R-2	$6,088
Class R-3	$7,856
Class R-4	$4,334
Class R-5	$5,885
Total	$34,711

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.9412
Class B	$0.8473
Class C	$0.8422
Class F	$0.9377
Class 529-A	$0.9348
Class 529-B	$0.8317
Class 529-C	$0.8329
Class 529-E	$0.9580
Class 529-F	$0.8974
Class R-1	$0.8372
Class R-2	$0.8399
Class R-3	$0.8929
Class R-4	$0.9330
Class R-5	$0.9691

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	673,456
Class B	61,743
Class C	70,795
Class F	68,802
Total	874,796
Class 529-A	7,496
Class 529-B	1,435
Class 529-C	3,267
Class 529-E	430
Class 529-F	328
Class R-1	677
Class R-2	8,615
Class R-3	10,875
Class R-4	5,923
Class R-5	6,817
Total	45,863

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$12.30
Class B	$12.30
Class C	$12.30
Class F	$12.30
Class 529-A	$12.30
Class 529-B	$12.30
Class 529-C	$12.30
Class 529-E	$12.30
Class 529-F	$12.30
Class R-1	$12.30
Class R-2	$12.30
Class R-3	$12.30
Class R-4	$12.30
Class R-5	$12.30